UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2008

DEERFIELD CAPITAL CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6250 NORTH RIVER ROAD, ROSEMONT, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(773) 380-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 18, 2008, Deerfield Capital Corp. ("DFR") amended its First Amended and Restated Stock Incentive Plan (the "Plan") to permit DFR to (a) grant, pursuant to the Plan, Performance Share awards that would settle based on the passage of a specified period of time rather than solely on the attainment of one or more specified performance objectives and (b) grant Performance Shares and other awards under the Plan that would not automatically vest upon a Change in Control (as defined in the "Plan") of DFR but rather would vest upon such Change in Control only as determined by the DFR Compensation Committee, which administers the Plan. In connection with the amendment, DFR granted the amounts of Performance Shares set forth below to each of its principal executive officer, principal financial officer and named executive officers. Each of the grants provided for the settlement of each Performance Share in one share of DFR common stock, upon the earlier of March 3, 2011 or a Change in Control of DFR that resulted in none of the Continuing Directors (as defined in the Plan) of DFR remaining directors of DFR.

Jonathan W. Trutter, Chief Executive Officer--477,671 Performance Shares
Robert C. Grien, President--299,435 Performance Shares
Richard G. Smith, Senior Vice President, Chief Financial Officer and Treasurer--24,953 Performance Shares
Frederick L. White, Senior Vice President, General Counsel and Secretary--28,518 Performance Shares
John K. Brinckerhoff, Senior Managing Director, Deerfield Capital Management LLC--68,728 Performance Shares

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

April 24, 2008	By:	/s/ Frederick L. White

Name: Frederick L. White
Title: Senior Vice President, General Counsel & Secretary